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Exhibit 23.6

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Post-Effective Amendment No. 3 to Registration Statement on Form S-3 of our report dated January 21, 2003 relating to the financial statements of Elgin Riverboat Resort—Riverboat Casino, which appears in Amendment No. 2 on Form 10-K/A to the Annual Report on Form 10-K of Mandalay Resort Group for the year ended January 31, 2004. We also consent to the reference to us under the heading "Experts" in such Registration Statement.

/s/ PricewaterhouseCoopers LLP
Chicago, Illinois July 26, 2004

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CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM